Exhibit 99.1

Investor Presentation Fourth Quarter 2021

Disclosure Forward - Looking Statements This presentation contains forward - looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 . In some cases, such forward - looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words . Forward - looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward - looking statements . Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following : the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves ; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended ; the downgrade in the financial strength rating of our regulated insurance subsidiaries announced May 7 , 2021 , or further downgrades, impacting our ability to attract and retain insurance and reinsurance business that our subsidiaries write, our competitive position, and our financial condition ; the potential loss of key members of our management team or key employees and our ability to attract and retain personnel ; adverse economic factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both ; a persistent high inflationary environment could have a negative impact on our reserves, the values of our investments and investment returns, and on our compensation expenses ; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships ; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships ; our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss ; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform their reimbursement obligations ; inadequacy of premiums we charge to compensate us for our losses incurred ; changes in laws or government regulation, including tax or insurance law and regulations ; the ongoing effect of Public Law No . 115 - 97 , informally titled the Tax Cuts and Jobs Act, which may have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders ; in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U . S . federal income taxation ; the Company or any of its foreign subsidiaries becoming subject to U . S . federal income taxation ; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities ; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events ; the effects of the COVID - 19 pandemic and associated government actions on our operations and financial performance ; potential effects on our business of emerging claim and coverage issues ; exposure to credit risk, interest rate risk and other market risk in our investment portfolio ; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents ; our ability to manage our growth effectively ; failure to maintain effective internal controls in accordance with Sarbanes - Oxley Act of 2002 , as amended (“Sarbanes - Oxley”) ; and changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends . Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward - looking statements, is contained in our filings with the U . S . Securities and Exchange Commission ("SEC"), including our most recently filed Annual Report on Form 10 - K, Quarterly Report on Form 10 - Q and our other documents on file with the SEC . These forward - looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward - looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise . Non - GAAP Financial Measures This presentation contains non - GAAP financial measures as defined by Regulation G of the rules of the SEC . These non - GAAP measures, such as underwriting profit, adjusted net operating (loss) income, tangible equity and adjusted net operating return on average tangible equity (which is calculated as annualized adjusted net operating income (loss) divided by average tangible equity) are not in accordance with, nor are they a substitute for, GAAP measures . We believe these non - GAAP measures provide users of our financial information useful insight into our performance . Investors should consider non - GAAP measures in addition to, and not as a substitute for, or superior to, the comparable GAAP measures . Please refer to pages 22 & 23 of this presentation for a reconciliation of the non - GAAP financial measures to the equivalent GAAP equivalents . Ratings Disclaimer Notice Reproduction of any information, data or material, including ratings (“Content”) in any form is prohibited except with the prior written permission of the relevant party . Such party, its affiliates and suppliers (“Content Providers”) do not guarantee the accuracy, adequacy, completeness, timeliness or availability of any Content and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such Content . In no event shall Content Providers be liable for any damages, costs, expenses, legal fees, or losses (including lost income or lost profit and opportunity costs) in connection with any use of the Content . A reference to a particular investment or security, a rating or any observation concerning an investment that is part of the Content is not a recommendation to buy, sell or hold such investment or security, does not address the suitability of an investment or security and should not be relied on as investment advice . Credit ratings are statements of opinions and are not statements of fact . Market and Industry Data This presentation includes market and industry data, forecasts and projections . We have obtained certain market and industry data from publicly available industry publications . These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed . The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved . 2

Executive Summary

4 Overview of James River x Renew our unrelenting focus on underwriting profitability x We seek to generate superior underwriting margins from our niche casualty focused risk, while growing non - risk bearing fee income x We intend to continue to focus on the small and middle market, where we have earned superior returns over our 19 year history x Target low volatility casualty risk with low retentions and little property exposure x Enhanced enterprise risk management (ERM) profile, with a refined ERM framework and additional expertise brought to the organization x Highly efficient operator with leading expense ratio x De - risked balance sheet following reserve adjustments and loss portfolio transfer transactions, as well as additional capital raised (1) x We anticipate a low double digit return on tangible common equity for 2022 (including the impact of certain adjustments for the Casualty Reinsurance related Loss Portfolio Transfer) We seek to deliver a consistent, top tier return on tangible common equity and generate sector leading value creation (1) The Casualty Reinsurance LPT will close after receipt of regulatory approval.

Our Business

- We are a specialty, low volatility underwriting company with an attractive, sizeable Excess & Surplus ("E&S") franchise and rapidly scaling "capital light" fronting business experiencing an extremely robust market for property and casualty risk.
- Little catastrophe or cyber exposure, and effective use of reinsurance to limit volatility.
- Our focus is small and medium sized commercial account E&S casualty business which we look to continue to complement with a growing fee business within our Specialty Admitted segment.
- Our balance sheet has been significantly strengthened by two loss portfolio transfer ("LPT") transactions on distinct books of business, as well as significant reserve strengthening, and capital raised, over the last 12 months[(1)].

Our Key Growth Opportunities

E&S Segment

- Focus is on small and medium sized commercial account E&S casualty business; generally $1.0M per occurrence limits; ~$23,000 avg. premium per account
- Significant strength in current market environment
- "Core E&S" excludes commercial auto and has experienced 20 consecutive quarters of renewal rate increases; 49% CAGR over that time period
- Underwritten by specialists in 13 divisions and distributed through 110+ broker groups

PROFITABLE SPECIALTY UNDERWRITING

- **55% of FY 2021 Consolidated GWP**
- **$834 MM FY 2021 GWP**
- **$73 MM FY 2021 Underwriting Profit (2)**

Specialty Admitted Segment

- Segment includes (i) a growing, deal-driven, "capital light" fee business which fronts admitted and non-admitted business and (ii) a targeted book of workers' compensation risks
- Business is scaling well, as fee and premium income grow with a stable expense and capital base
- Experienced management team with a robust pipeline of new programs
- Gross fee income of $22.7 MM in FY 2021 increased 17% compared to the prior year

A FOCUS ON FEE INCOME

- **33% of FY 2021 Consolidated GWP**
- **$492 MM FY 2021 GWP**
- **$10 MM FY 2021 Underwriting Profit**

Casualty Reinsurance Segment

- Segment to be meaningfully downsized during 2022; expected to be less than 5% of Company GWP. Majority of legacy reserves meaningfully de-risked via LPT executed in February 2022[(1)]
- Third-party proportional and working-layer casualty business focused on small and medium U.S. specialty lines
- Experiencing significant positive renewal rate increases similar to the E&S segment
- Loss mitigation features are widely utilized across the book

CONTINUED OPTIMIZATION IN 2022

- **12% of FY 2021 Consolidated GWP**
- **$182 MM FY 2021 GWP**

(1) The Casualty Reinsurance LPT will close after receipt of regulatory approval.
(2) Underwriting profit is shown for Core E&S and excludes adverse development of $200 MM related to the commercial auto business.

JAMES RIVER GROUP HOLDINGS, LTD.

5

Attractive Growth Businesses

- Attractive E&S market poised for expected continued profitable growth as industry competitors retrench, and new businesses are forced to find insurance coverage in the E&S market given their lack of insurance loss history.
- Our primary businesses (Core E&S[1] and Specialty Admitted) have been profitable and consistently growing since 2013, and represented 86% of gross written premiums in 2021.
- Core E&S GWP has grown substantially (+29% in 2020, +19% in 2021).
- Core E&S is benefiting from significant rate hardening and strong submission flow as major industry competitors retrench and standard market writers recalibrate their risk appetite.

Historical GWP ($M) [2]



Growing businesses % of Consolidated GWP:
57% 53% 57% 60% 55% 61% 61% 86% 86%
25% CAGR in growing businesses GWP (2013- 2021)
$21 $190
$59 $218
$91 $235
$182 $261
$316 $282
$374 $334
$388 $517
$409 $669
$492 $799
2013 2014 2015 2016 2017 2018 2019 2020 2021
Core E&S
Specialty Admitted
Commercial Auto
Casualty Re

Quarterly Core E&S Renewal Rate Increases



Compound aggregate rate increases on renewal book last 20 quarters = 49%
13% 2% 2% 10% 3% 5% 6% 6% 14% 19% 13% 9% 15% 18% 9% 10%
Q1 '18 Q2 '18 Q3 '18 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21

(1) The term "Core E&S" used in this presentation refers to our Excess and Surplus lines segment excluding the commercial auto business written in such segment.
(2) The large commercial auto account in run off represents the bulk of our commercial auto gross written premiums through 12/31/2019. None of the remaining commercial auto business we write is exposed to the "ride-share" sector.

JAMES RIVER GROUP HOLDINGS, LTD.
6

7 What is Driving Growth in the E&S Market? The E&S market began experiencing rate hardening in late 2018 / early 2019 and the hardening significantly accelerated in 2020 driven by the Global Pandemic. Admitted market carriers have been tightening underwriting guidelines or non - renewing business, pushing it to the E&S market Increasing jury verdicts and social inflation Reopening economy in the wake of a recession Increased risk of cyber threats as the world becomes more digitized Emergence of novel health risks Increasing catastrophe losses and risk of climate change + We believe we have little exposure to social inflation in our Core E&S book given its small account nature, risk profile and limit deployment New business formation and small business revamp are our key clients; significant growth in contract binding business We have negligible cyber exposure as an underwriter The overwhelming majority of our Core E&S book has an organic pathogen exclusion We write little cat exposed property, and for the risks we do insure we have robust reinsurance protection up to the 1:1,000 per year level (1) (1) We have structured our reinsurance agreements so that our modeled net pre - tax loss from a 1:1,000 year probable maximum loss ("P ML") event would not exceed 2.5% of shareholders’ equity on a group - wide basis. Please refer to our 10 - K filing for a detailed description of our reinsurance program.

$23.0 $25.4 $27.3 $28.9 $29.8 $29.9 $31.5 $34.6 $40.3 $47.6 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 8 The E&S Market is Highly Attractive U.S. Excess & Surplus Lines DWP ($BN) Profitability of E&S Industry vs. Total P&C Industry: 10 Year Combined Ratio P&C Industry 2011 – 2020 Average Combined Ratio: 100% E&S Industry 2011 – 2020 Average Combined Ratio: 84% 18% 16% 10% E&S industry DWP has grown at double digit rates the past 3 years driven by rising renewal rates and changes in risk appetite 2012 – 2017 Average Growth Rate: 5% E&S market generated 16 points of underwriting alpha compared to the broader P&C industry Source: S&P Global Market Intelligence (and its affiliates, as applicable). 73% 88% 71% 75% 74% 83% 100% 94% 87% 95% 108% 103% 96% 97% 98% 101% 104% 99% 99% 99% 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 E&S Industry Combined Ratio P&C Industry Combined Ratio

E&S: Broad Risk Appetite Permits Us to 'Pick Our Spots'

Our high caliber underwriting team, and use of technology, provide significant expertise to price our increased submission flow of skillfully underwritten risks

- 13 separate underwriting divisions focused on growth in very attractive markets.
- Renewal rates increased more than 13% in each of 2020 and 2021 across our E&S business.
- The 9.5% renewal rate increase in Q4 2021 was the twentieth consecutive quarter of rate increases compounding to 49%.

Division	Lead U/W Years of Industry Experience	Gross Written Premiums Year Ended Dec. 31 2019	2020	2021	% Change 2020	2021	Description
Excess Casualty	39	$119.0	$213.0	$285.1	79%	34%	Following form excess on risks similar to GC and MC
General Casualty	35	115.8	125.4	140.6	8%	12%	Premises ops (e.g., apartments, offices & restaurants)
Manufacturers & Contractors	39	105.1	122.9	139.7	17%	14%	Products liability & completed operations exposure
Excess Property	33	31.6	37.3	47.2	18%	27%	CAT-exposed excess property > 1/100 year return period
Energy	39	45.4	51.1	46.2	12%	-10%	Contractors, consultants, oil & gas, mining, alt. energy & utilities
Life Sciences	39	24.5	35.2	35.9	44%	2%	Nutrition products, medical devices and human clinical trials
Allied Health	29	26.7	26.9	35.2	1%	31%	Long-term care, outplacement facilities & social services
Commercial Auto	35	405.6	30.0	34.6	-93%	15%	Hired / non-owned auto
Small Business	29	19.7	24.8	32.6	26%	31%	Small accounts similar to GC and MC; includes contract binding
Environmental	39	16.5	17.8	17.1	7%	-4%	Environmental contractors and consultants
Sports & Entertainment	35	4.2	6.1	9.4	45%	54%	Amusement parks, campgrounds, arenas
Professional Liability	29	6.4	6.9	8.1	7%	18%	E&O for non-medical professionals (lawyers, architects, engineers)
Medical Professionals	29	1.7	1.7	1.8	-2%	8%	Non-standard physicians and dentists
Total E&S		$922.3	$699.1	$833.7	-24%	19%	
Core E&S		$516.8	$669.1	$799.0	29%	19%	
Commercial Auto		$405.6	$30.0	$34.6	-93%	15%	

$ in millions

JAMES RIVER GROUP HOLDINGS, LTD.

9

Finding Profitable Growth Opportunities 10 Attractive underwriting conditions have allowed for meaningful growth in our Core E&S book at highly profitable margins $261 $282 $334 $517 $669 $799 0% 3% 10% 16% 32% 49% 2016 2017 2018 2019 2020 2021 Core E&S GWP ($ MM) Compound Rate Change Achieving meaningful scale at highly attractive rates – disciplined underwriting culture Highly profitable Core E&S underwriting margins, poised to benefit from expected rate increases in the current environment Remaining disciplined with quoting business, but binding a higher % as market capacity remains tight PIF growth has been strong as we maintain our core, profitable SME business focus 12.7 13.2 15.1 19.9 25.0 30.5 $20.0 $21.4 $21.5 $24.9 $25.8 $23.3 2016 2017 2018 2019 2020 2021 Policies in Force (000's) Avg. Premium Size ($000) 23% 23% 23% 21% 21% 21% 31% 29% 30% 34% 36% 41% 2016 2017 2018 2019 2020 2021 Quote to Submission % Bind to Quote % 85% 85% 94% 93% 75% 84% 2016 2017 2018 2019 2020 2021 Core E&S Combined Ratio

$319 $330 $319 $320 $324 $323 $322 $334 $345 $370 $413 $424 $434 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Specialty Admitted: Growth With Limited Risk Retention 11 Fronted Programs GWP (1) Fee Income (1) Fronted programs premium represent 88% of the GWP of our Specialty Admitted Segment (2) Consistent and predictable stream of earnings $ in millions (1) Presented on a trailing twelve month basis as of the period indicated. (2) Trailing twelve months as of Q4 2021. $15 $15 $15 $15 $16 $16 $18 $18 $19 $20 $20 $21 $23 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Fronting business continues to experience meaningful growth as recently added programs mature and expand • New programs added over the last 24 months are expected to continue to ramp into 2022. • Capital light, deal - driven business with limited risk retention. • Lower risk fee - income business complements our highly profitable Core E&S underwriting business. • Increased demand for fronting paper driven by hard market conditions as start - ups and MGAs / MGUs search for capacity. • History of navigating market cycles by de - emphasizing workers’ compensation premium.

0.7% 1.5% 1.8% 3.0% 4.2% 6.0% 8.7% 0% 26% 30% 31% 34% 59% 100% 12 We Represent a Unique Investment Opportunity 2021 Cat Losses % of Loss Ratio (1) 2020 E&S DWP as a % of total GWP (2) Our focus on low volatility, niche casualty E&S business and prudent reinsurance purchasing results in little catastrophe exposure, differentiating us from specialty peers We are the 2 nd most concentrated company in terms of E&S exposure, providing investors concentrated exposure to an attractive market (3) 70% (3) Source: S&P Global Market Intelligence (and its affiliates, as applicable), SEC filings. (1) Represents total pre - tax catastrophe losses as disclosed in company filings divided by net earned premiums for the 12 months end ed December 31, 2021. (2) Statutory E&S direct written premium as defined and calculated by S&P Global Market Intelligence. Represents statutory E&S di rec t written premium divided by GAAP consolidated gross written premium. Excludes companies with total gross written premium of less than $150 MM. (3) 59% based on statutory E&S DWP as defined and calculated by S&P Global Market Intelligence. 70% based on GAAP E&S GWP (includ ing assumed business in our Casualty Reinsurance segment).

Capital Position

Our balance sheet enables us to continue to capitalize on an extremely attractive P&C market

	Balance Sheet as of:				
	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Assets					
Total Invested Assets	$2,197.1	$2,159.0	$2,202.3	$2,061.4	$2,130.5
Cash and Cash Equivalents (2)	162.3	183.5	360.9	220.6	190.1
Goodwill and Intangible Assets	218.2	218.1	218.1	218.0	217.9
Total Assets	5,063.1	5,109.7	5,391.8	4,784.1	4,948.6
Liabilities and Shareholders' Equity					
Reserve for Losses and LAE	2,192.1	2,413.8	2,447.0	2,596.8	2,748.5
Senior Debt	262.3	262.3	262.3	262.3	262.3
Junior Subordinated Debt	104.1	104.1	104.1	104.1	104.1
Total Debt	366.4	366.4	366.4	366.4	366.4
AOCI	81.9	39.2	54.6	43.1	30.0
Total Shareholders' Equity	795.6	639.6	858.5	813.6	725.4
Total Tangible Shareholders' Equity	577.4	421.5	640.4	595.7	507.5
Total Shareholders' Equity per Common Share	$25.96	$20.78	$23.03	$21.82	$19.41
Tangible Shareholders' Equity per Common Share	$18.84	$13.70	$17.18	$15.98	$13.58
Shares Outstanding	30.6	30.8	37.3	37.3	37.4
Leverage Ratio (3)	30%	35%	28%	29%	31%
NWP / Tangible Shareholders' Equity (4)	1.12x	1.63x	1.12x	1.22x	1.47x

Commentary

- Completed common equity raise in Q2 2021 and convertible preferred equity raise in Q1 2022, along with loss portfolio transfer transactions covering run off commercial auto and the majority of Casualty Reinsurance segment reserves[1].
- These actions have bolstered the balance sheet and position the business for expected profitable growth at current strong pace in order to generate a compelling return on tangible common equity.
  - Q4 2021 pro forma operating leverage was 1.13x and financial leverage was 26% (adjusted for convertible preferred equity raise).
- The decline in cash and invested assets during 2021 reflects impact of the commercial auto LPT transaction executed during Q3 2021.
- Our Core E&S and Specialty Admitted businesses continue to be our main sources of growth and drive our anticipated low double digit return on tangible common equity for 2022 (after the impact of certain adjustments for the Casualty Reinsurance related LPT).

$ in and shares millions, except per share figures.
(1) The Casualty Reinsurance LPT will close after receipt of regulatory approval.
(2) Excluding restricted cash equivalents.
(3) Leverage ratio, in accordance with the Company's credit agreements, is calculated as adjusted consolidated debt / total capital. Adjusted consolidated debt treats hybrid securities as equity capital up to 15% of total capitalization. Total capital is defined as total debt plus tangible equity excluding accumulated other comprehensive income.
(4) NWP for the trailing twelve month period.

JAMES RIVER GROUP HOLDINGS, LTD.
13

Investment Portfolio

The Company holds a conservative portfolio given its focus on underwriting risk, especially given current insurance conditions

Investment Portfolio as of December 31, 2021

Total Cash and Investments (excluding restricted cash): $2,321 MM



8%
2%
6%
7%
5%
72%
Fixed Maturity Securities
Equity Securities
Bank Loans
Short-Term Investments
Other Invested Assets
Cash and Cash Equivalents (excluding restricted cash)

Commentary

- Balanced portfolio focused on high quality fixed maturities, with small allocation to unique strategies to enhance returns.
- Total invested assets declined by 3.0% from year end 2020, largely due to the transfer of funds in connection with the LPT reinsurance agreement executed during 3Q21.
- Annualized gross investment yield declined primarily as a result of lower market yields on fixed maturity securities and bank loan participations.
- Investment income declined from 2020 levels due to:
  - i. Fewer invested assets (LPT driven transfer)
  - ii. Lower yields on high grade fixed maturity portfolio
  - iii. Down-sizing of bank loan portfolio during 2020 to de-risk for underwriting focus and resulting decrease in income
  - iv. Distributions and valuation on private investments were lower in 2021

$ in millions Net Investment Income	2020	2021	Change (%)
Renewable Energy Investments	$7.6	($0.5)	(107%)
Other Private Investments	1.5	2.7	80%
All Other Net Investment Income	64.3	54.7	(15%)
Total Net Investment Income	$73.4	$56.9	(22%)

	Portfolio Statistics 2020	2021
Gross Investment Yield (1)	3.0%	2.7%
Average Duration	3.8 years	4.0 years

(1) Includes fixed maturity, bank loan and equity securities.

JAMES RIVER GROUP HOLDINGS, LTD.

14

Key Investment Highlights 15 Significant valuation upside when compared to public trading multiples of E&S focused peers Large and Expanding Addressable Market Valuation Upside Potential Final review by new Chief Actuary, reserve additions as well as LPT transactions covering run off commercial auto and the majority of historical Casualty Reinsurance reserves (1) , result in a significantly de - risked balance sheet Large and Expanding Addressable Market Well Capitalized and Strong Balance Sheet Proven market leader with focus on the small and middle market; one of the highest E&S concentrations with minimal property catastrophe exposure Large and Expanding Addressable Market Market Leading E&S Carrier Robust E&S market poised for continued expansive growth driven by favorable macro trends Large and Expanding Addressable Market Capitalizing on a ‘once in a generation’ pricing market Track record of generating superior underwriting margins from our core niche casualty focused risks Large and Expanding Addressable Market Strong Track Record of Profitable Underwriting in Core Business (1) The Casualty Reinsurance LPT will close after receipt of regulatory approval.

Appendix: Q4 2021 Earnings

Consolidated Performance

$ in millions, except per share figures	4Q20	4Q21	% Change
Key Income Statement Items			
Gross Written Premiums	$359.7	$407.3	13%
Net Written Premiums	202.2	218.0	8%
Net Earned Premiums	159.1	191.7	20%
Net Investment Income	22.2	12.1	(45)%
Total Revenues	194.2	207.3	7%
Total Expenses	211.5	273.7	29%
Net (Loss) Income	(20.3)	(66.3)	NM
Net Realized and Unrealized (Gains) Losses on Investments	(8.8)	(1.4)	NM
Other Expenses	0.1	0.2	100%
Adjusted Net Operating (Loss) Income	(29.0)	(67.5)	NM
Underwriting Ratios			
Accident Year Loss Ratio	57.1%	66.7%	9.6%
Prior Year Development	54.0%	60.0%	6.0%
Loss Ratio	111.1%	126.7%	15.6%
Expense Ratio (1)	19.9%	13.9%	(6.0%)
Combined Ratio	131.0%	140.6%	9.6%
Accident Year Combined Ratio	76.9%	80.6%	3.7%
Key Balance Sheet Items			
Total Shareholders' Equity per Common Share (2)	$25.96	$19.41	(21)%
Tangible Shareholders' Equity per Common Share (2)	$18.84	$13.58	(22)%

Commentary

- 13% overall gross written premium growth, with increases in E&S, Specialty Admitted and Casualty Re.
- Net written and net earned premium growth was 8% and 20%, respectively, reflecting growth in gross premium and changes in retention.
- Net investment income decreased 45% due largely to lower returns from renewable energy and other private investments, and to a lesser extent from lower yields and fewer invested assets.
- The accident year loss ratio was 66.7% and increased from the prior year quarter due to lower pandemic related claims frequency in the prior year quarter.
- Prior year development of $115M or 60.0 points due to strengthening in the Casualty Reinsurance segment, while development in the prior year quarter was related to run off Commercial Auto business as well as Casualty Reinsurance.
- The expense ratio of 13.9% declined from the prior year period, primarily due to favorable commission adjustments in the Casualty Reinsurance segment related to prior year strengthening.

$ in millions, except per share figures
(1) Calculated with a numerator comprising other operating expenses less gross fee income (in specific instances when the Company is not retaining insurance risk) included in "Other income" in our Condensed Consolidated Income Statements of $1.6 million for the three months ended December 31, 2021 ($674,000 in the prior year period), and a denominator of net earned premiums.
(2) % change is adjusted for dividends per share paid from 1Q 2021 to 4Q 2021 totaling $1.20 per share.

JAMES RIVER GROUP HOLDINGS, LTD.
17

18 E&S Segment Performance Commentary • 12% gross written premium growth, including 14% in Core E&S with continued strong performance in excess casualty, allied health, manufacturers and contractors, excess property and our small business unit. • Net written and net earned premium growth was 6% and 23%, respectively, and reflects gross growth and changes in business mix. • Renewal rates increased 9.5% across the segment during Q4 2021 and 13.3% during 2021. Nearly all underwriting divisions reported positive growth and rate increases. • The accident year loss ratio was 65.2% and increased from the prior year quarter due to lower pandemic related claims frequency in the prior year quarter. • Prior year development did not impact the loss ratio in 4Q21, while the prior year quarter included 56.8 points primarily related to the run off Commercial Auto portfolio. • The expense ratio of 16.9% decreased 1.4 points compared to the prior year period, and included lower performance related compensation expense. $ in millions % 4Q20 4Q21 Change Key Segment Results Gross Written Premiums $196.5 $220.6 12% Net Written Premiums 122.2 129.8 6% Net Earned Premiums 109.6 134.6 23% Losses and Loss Adjustment Expenses 119.6 87.7 (27)% Underwriting Expenses 20.1 22.8 13% Underwriting (Loss) Profit (30.0) 24.1 NM Underwriting Ratios Accident Year Loss Ratio 52.3% 65.2% 12.9% Prior Year Development 56.8% 0.0% (56.8)% Loss Ratio 109.1% 65.2% (43.9)% Expense Ratio 18.3% 16.9% (1.4)% Combined Ratio 127.4% 82.1% (45.3)% Accident Year Combined Ratio 70.6% 82.1% 11.5%

Specialty Admitted Segment Performance

$ in millions	4Q20	4Q21	% Change
Key Segment Results			
Gross Written Premiums	$104.9	$114.2	9%
Net Written Premiums	17.6	17.9	1%
Net Earned Premiums	14.8	20.7	40%
Gross Fee Income	5.1	6.5	27%
Losses and Loss Adjustment Expenses	10.7	16.5	54%
Underwriting Expenses	2.3	1.0	(54)%
Underwriting Profit (1)	1.9	3.2	69%
Underwriting Ratios			
Accident Year Loss Ratio	78.9%	79.7%	0.8%
Prior Year Development	(6.7)%	0%	6.7%
Loss Ratio	72.2%	79.7%	7.5%
Expense Ratio	15.1%	5.0%	(10.1)%
Combined Ratio	87.3%	84.7%	(2.6)%
Accident Year Combined Ratio	94.0%	84.7%	(9.3)%

Commentary

- 9% gross written premium growth, including 11% in Fronting and Programs driven by growth in existing programs.
- Strong Fronting and Programs pipeline remains intact with two new programs bound during the first quarter of 2022.
- Individual risk workers' compensation gross written premium declined 5% compared to the prior year quarter due to prudent portfolio management in a competitive market.
- Net written and net earned premium growth was 1% and 40%, respectively, due to changes in premium retention.
- Gross fee income increased 27% compared to the prior year quarter due to an increase in fronting premium as new programs have come on over the last year.
- The accident year loss ratio of 79.7% increased 0.8 point compared to the prior year quarter.
- The was no prior year development in 4Q21, compared to $1 MM or 6.7 points in the prior year quarter.
- Underwriting expenses benefited from favorable true ups to various accruals and lower performance based compensation, resulting in a lower expense ratio.

(1) Underwriting results include gross fee income of $6.5 million for the three months ended December 31, 2021 ($5.1 million for the same period in the prior year).

JAMES RIVER GROUP HOLDINGS, LTD.

19

Casualty Reinsurance Segment Performance

$ in millions	4Q20	4Q21	% Change
Key Segment Results			
Gross Written Premiums	$58.3	$72.5	24%
Net Written Premiums	62.4	70.3	13%
Net Earned Premiums	34.6	36.4	5%
Losses and Loss Adjustment Expenses	46.5	138.5	198%
Underwriting Expenses	3.4	(1.5)	NM
Underwriting (Loss) Profit	(15.2)	(100.7)	560%
Underwriting Ratios			
Accident Year Loss Ratio	62.9%	64.6%	1.7%
Prior Year Development	71.4%	316.1%	244.7%
Loss Ratio	134.3%	380.7%	246.4%
Expense Ratio	9.7%	(4.0)%	(13.7)%
Combined Ratio	144.0%	376.7%	232.7%
Accident Year Combined Ratio	72.7%	60.6%	(12.1)%

Commentary

- Gross written premiums increased 24% compared to the prior year quarter due to higher renewal and new business and a change in renewal timing of one treaty, which was partially offset by the non-renewal of certain treaties.
- The segment gross written premiums are expected to be meaningfully downsized over the course of 2022.
- Prior year development of $115.0M or 316.1 points during the fourth quarter of 2021 was primarily related to underwriting years 2014-2018 related to general liability exposure, specifically construction and construction defect.
- The factors driving the reserve increase included reported and paid losses in excess of expectations, which resulted in adjustments to actuarial assumptions.
- Many of the treaties causing the reserve development have previously been terminated and will be subject to coverage under the LPT retrocession transaction(1).
- Underwriting expenses in 4Q21 and the negative expense ratio reflected $12.6 MM or 34.6 points of favorable commission expense adjustments related to prior accident year losses.

(1) The Casualty Reinsurance LPT will close after receipt of regulatory approval.

JAMES RIVER GROUP HOLDINGS, LTD.

20

Appendix: Non - GAAP Reconciliation

Non - GAAP Measures Reconciliation 22 $ in millions Source: Company filings. Note: All amounts are for the year ended December 31 for each period indicated. Underwriting Profit (Loss) 2017 2018 2019 2020 2021 Underwriting profit (loss) of the operating segments: Excess and Surplus Lines $29.7 $42.8 $19.2 $9.8 ($121.5) Specialty Admitted Insurance 3.2 7.0 5.9 4.2 9.7 Casualty Reinsurance (1.8) 5.1 (7.2) (18.4) (117.5) Total underwriting profit (loss) of operating segments 31.1 54.9 17.9 (4.4) (229.3) Operating expenses of Corporate and Other segment (25.3) (26.9) (27.7) (29.4) (27.6) Underwriting profit (loss) 5.8 28.0 (9.8) (33.8) (256.9) Net investment income 61.1 61.3 75.7 73.4 56.9 Net realized and unrealized (losses) gains on investments (2.0) (5.5) (2.9) (16.0) 15.6 Other income and expenses (0.2) (0.8) 0.1 (1.0) (2.2) Interest expense (9.0) (11.6) (10.6) (10.0) (8.9) Amortization of intangible assets (0.6) (0.6) (0.6) (0.5) (0.4) Income (loss) before taxes $55.1 $70.8 $51.9 $11.9 ($196.0)

Non - GAAP Measures Reconciliation 23 $ in millions Source: Company filings. Note: All amounts are for the year ended December 31 for each period indicated.. Adjusted Net Operating (Loss) Income 2017 2018 2019 2020 2021 Income (loss) as reported $43.6 $63.8 $38.3 $4.8 ($172.8) Net realized and unrealized losses (gains) on investments 1.4 4.4 3.8 14.8 (13.3) Dividend withholding taxes 1.1 - - - - Other expenses 0.6 1.1 0.8 1.6 1.8 Interest expense on leased building the Company was previously deemed to own for accounting purposes 0.8 1.3 - - - Adjusted net operating (loss) income $47.4 $70.6 $42.9 $21.2 ($184.2) Tangible Equity 2017 2018 2019 2020 2021 Shareholders’ equity $694.7 $709.2 $778.6 $795.6 $725.4 Goodwill & intangible assets (220.2) (219.4) (218.8) (218.2) (217.9) Tangible equity $474.5 $489.9 $559.8 $577.4 $507.5 Common shares outstanding (000's) 29,697 29,988 30,424 30,649 37,373 Tangible equity per common share $15.98 $16.34 $18.40 $18.84 $13.58

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